UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020 (October 26, 2020)

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On October 26, 2020, the Audit Committee and Board of Directors of Sino-Global Shipping America, Ltd. approved the proposed appointment of Audit Alliance LLP (“AA”) as the Company's independent registered public accounting firm, dismissing the Company's previous independent auditors, Friedman LLP (“Friedman”), on the same date.

During the registrant’s fiscal year ended June 30, 2020 and through the date of this report, there have been (i) no disagreements between the registrant and Friedman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Friedman, would have caused Friedman to make reference to the subject matter of the disagreement in its reports on the registrant’s financial statements for such periods, and (ii) no adverse opinions, qualifications, disagreements or reportable events within the meaning set forth in Item 304(a)(1)(ii), (iv) or (v) of Regulation S-K.

The registrant provided Friedman with a copy of the disclosures contained herein and requested that Friedman furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Friedman agrees with its statements in this Item 4.01. A copy of the letter furnished by Friedman in response to such request is filed as Exhibit 16 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit	Description

16.1	Letter from Friedman LLP dated October 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

Date: October 28, 2020	By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	Chief Executive Officer

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